AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) determined to change the name of the Institutional Class of common stock to I Class for the series of shares titled International Growth Fund, International Discovery Fund, Emerging Markets Fund, Global Growth Fund, International Opportunities Fund, International Value Fund, Emerging Markets Small Cap Fund, Global Small Cap Fund, and Focused International Growth Fund; (ii) duly established a new R5 Class for the series of shares titled International Growth Fund, Emerging Markets Fund, and Global Growth Fund; (iii) duly established a new Y Class for the series of shares titled International Growth Fund, International Discovery Fund, Global Growth Fund, and Emerging Markets Fund; (iv) duly established new T Class for the series of shares titled Emerging Markets Fund; (v) duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Seven Billion (7,000,000,000); and (vi) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation, the Corporation had the authority to issue Six Billion (6,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Seven Billion (7,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Sixty Million Dollars ($60,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the thirteen (13) series of stock and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	875,000,000	$8,750,000
	Institutional	70,000,000	700,000
	A	185,000,000	1,850,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000

International Discovery Fund	Investor	380,000,000	$3,800,000
	Institutional	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000

Emerging Markets Fund	Investor	380,000,000	$3,800,000
	Institutional	35,000,000	350,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000

Global Growth Fund	Investor	300,000,000	$3,000,000
	Institutional	40,000,000	400,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000

International Opportunities Fund	Investor	120,000,000	$1,200,000
	Institutional	35,000,000	350,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000

International Value Fund	Investor	40,000,000	$400,000
	Institutional	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000

NT Emerging Markets Fund	Institutional	300,000,000	$3,000,000
	R6	40,000,000	400,000

NT International Growth Fund	Institutional	560,000,000	$5,600,000
	R6	40,000,000	400,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
NT International Value Fund	Investor	200,000,000	$2,000,000
	Institutional	450,000,000	4,500,000
	R6	40,000,000	400,000

NT International Small-Mid Cap Fund	Investor	80,000,000	$800,000
	Institutional	130,000,000	1,300,000
	R6	40,000,000	400,000

Emerging Markets Small Cap Fund	Investor	50,000,000	$500,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Global Small Cap Fund	Investor	50,000,000	$500,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Focused International Growth Fund	Investor	50,000,000	$500,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000
SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000) shares of authorized capital stock of the Corporation among the thirteen (13) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor	920,000,000	$9,200,000
	I	80,000,000	800,000
	A	120,000,000	1,200,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Discovery Fund	Investor	350,000,000	$3,500,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	Y	50,000,000	500,000

Emerging Markets Fund	Investor	470,000,000	$4,700,000
	I	60,000,000	600,000
	A	50,000,000	500,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	T	50,000,000	500,000
	Y	50,000,000	500,000

Global Growth Fund	Investor	350,000,000	$3,500,000
	I	40,000,000	400,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

International Opportunities Fund	Investor	120,000,000	$1,200,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000

International Value Fund	Investor	45,000,000	$450,000
	I	45,000,000	450,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	80,000,000	800,000

NT Emerging Markets Fund	Institutional	360,000,000	$3,600,000
	R6	60,000,000	600,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
NT International Growth Fund	Institutional	690,000,000	$6,900,000
	R6	80,000,000	800,000

NT International Value Fund	Investor	250,000,000	$2,500,000
	Institutional	570,000,000	5,700,000
	R6	80,000,000	800,000

NT International Small-Mid Cap Fund	Investor	80,000,000	$800,000
	Institutional	120,000,000	1,200,000
	R6	50,000,000	500,000

Emerging Markets Small Cap Fund	Investor	50,000,000	$500,000
	I	50,000,000	500,000
	A	50,000,000	500,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

Global Small Cap Fund	Investor	50,000,000	$500,000
	I	50,000,000	500,000
	A	50,000,000	500,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

Focused International Growth Fund	Investor	50,000,000	$500,000
	I	50,000,000	500,000
	A	50,000,000	500,000
	C	40,000,000	400,000
	R	30,000,000	300,000
	R6	50,000,000	500,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH: These Articles of Amendment shall become effective at 12:01 a.m. on April 10, 2017.

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IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 14th day of March, 2017.

ATTEST:		AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 14, 2017	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President